MBIA INSURANCE CORPORATION

                       FINANCIAL GUARANTY INSURANCE POLICY

                                December 6, 2002

                                                                Policy No. 39753

Re: $200,000,000 CONTINENTAL AIRLINES FLOATING RATE SECURED NOTES DUE 2007 (THE "NOTES")

Insured             PAYMENT OF INTEREST AT THE DEBT RATE FOR THE NOTES AND
Obligation:         PRINCIPAL ON THE NOTES AND PAYMENT FOR REIMBURSEMENT TO THE
                    LIQUIDITY PROVIDER PURSUANT TO CLAUSE (VII) OF THE
                    DEFINITION OF DEFICIENCY AMOUNT SET FORTH HEREIN.

Beneficiary:        WILMINGTON TRUST COMPANY, AS TRUSTEE AND AS AGENT FOR THE
                    LIQUIDITY PROVIDER (TOGETHER WITH ANY SUCCESSOR TRUSTEE DULY
                    APPOINTED AND QUALIFIED UNDER THE AGREEMENT (AS DEFINED
                    BELOW), THE "TRUSTEE")

          MBIA INSURANCE CORPORATION ("MBIA"), for consideration received, hereby unconditionally, absolutely and irrevocably and without the assertion of any defenses to payment, including fraud in the inducement or fact or any other circumstances (other than payment in full) that would have the effect of discharging a surety in law or in equity guarantees to the Trustee, subject only to the terms of this Policy (the "POLICY"), payment of the Insured Obligation. MBIA agrees to pay to the Trustee, in respect of each Distribution Date, an amount equal to (each a "DEFICIENCY AMOUNT"):

          (i) with respect to any Distribution Date (other than the Final Legal Maturity Date, the Non-Performance Payment Date, the Final Scheduled Payment Date or a Distribution Date established pursuant to the succeeding clause (ii), clause (iv) or clause (v) below), any shortfall in amounts available to the Trustee, after giving effect to the subordination provisions of Section 3.2 of the Agreement, any drawing paid under the Liquidity Facility in respect of interest due on the Notes on such Distribution Date and any withdrawal from the Cash Collateral Account in respect of interest due on the Notes on such Distribution Date in accordance with the Agreement, for the payment of accrued and unpaid interest on the Notes at the Debt Rate (without giving effect to any Acceleration and calculated assuming that Continental will not cure the Default in the payment of interest);

          (ii) with respect to the Distribution Date (other than the Final Legal Maturity Date, the Non-Performance Payment Date, the Final Scheduled Payment Date or a Distribution Date established pursuant to the succeeding clause (iv) or clause (v) below) established by the Trustee by reason of its receipt of a payment constituting the proceeds from the sale of Pledged Spare Parts comprising all of the Pledged Spare Parts subject to the lien of the Security Agreement at the time of such sale, any shortfall in the amounts available to the Trustee after giving effect to the subordination provisions of Section 3.2 of the Agreement and, if such payment is received

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     prior to a Policy  Provider  Election,  the application of any drawing paid under the Liquidity Facility in respect of interest due on the Notes on such Distribution Date and any withdrawal from the Cash Collateral Account in respect of interest due on the Notes on such Distribution Date in accordance with the Agreement, required to pay in full the then outstanding principal balance of the Notes together with accrued and unpaid interest thereon at the Debt Rate (excluding any accrued and unpaid Premium or Break Amount and calculated assuming that Continental will not cure the Default in the payment of interest) (the "OUTSTANDING AMOUNT");

          (iii) with respect to the Distribution Date that is the 25th day (or if such 25th day is not a Business Day, the next Business Day) following
     (a) the Interest Payment Date on which a Payment Default under the Notes (without giving effect to any Acceleration or any payments by the Liquidity Provider or the Policy Provider) exists and is continuing for eight consecutive Interest Periods (the "NON-PERFORMING PERIOD") (regardless of whether any proceeds from the sale of any Collateral are distributed by the Trustee during such Non-Performing Period) or (b) if applicable, the
     Relevant Date (the "NON-PERFORMANCE PAYMENT DATE") any shortfall in the amounts available to the Trustee, after giving effect to the subordination provisions of Section 3.2 of the Agreement, the application of any drawing paid under the Liquidity Facility in respect of interest due on the Notes on such Non-Performance Payment Date and any withdrawal from the Cash Collateral Account in respect of interest due on the Notes on such Non-Performance Payment Date in accordance with the Agreement, required to pay in full the Outstanding Amount as of such Non-Performance Payment Date; PROVIDED, HOWEVER, if the Non-Performance Payment Date is scheduled to occur before the Final Scheduled Payment Date and if MBIA shall have duly given a Policy Provider Election (as defined below) at the end of such Non-Performing Period and at least ten (10) days prior to such
     Non-Performance Payment Date, the Deficiency Amount shall be an amount equal to (A) with respect to such Non-Performance Payment Date, the accrued but unpaid interest on the Notes at the Debt Rate (after giving effect to the application of any drawing paid under the Liquidity Facility and any withdrawal from the Cash Collateral Account, attributable to such interest on the Notes) and (B) thereafter, on each Distribution Date following such Non-Performance Payment Date as to which a Policy Provider Election has been given, and prior to the establishment of an Election Distribution Date or a Distribution Date pursuant to the immediately succeeding clause (iv), an amount equal to the scheduled principal (on the Final Scheduled Payment
     Date) and interest (without regard to any Acceleration) payable on the Notes on the related payment date;

          (iv) following the giving of any Policy Provider Election, with respect to any Business Day elected by MBIA upon twenty (20) days prior notice (which shall be a Distribution Date) and upon request by MBIA to the Trustee to make a drawing under this Policy, an amount equal to the Outstanding Amount as of such Distribution Date;

          (v) with respect to any Distribution Date which is an Election Distribution Date, an amount equal to the Outstanding Amount as of such Election Distribution Date;

          (vi) with respect to the Final Legal Maturity Date, any shortfalls in amounts available to the Trustee after giving effect to the subordination provisions of the Agreement and to the application of any drawing paid under the Liquidity Facility in respect of interest included in the Outstanding Amount and any withdrawal from the Cash Collateral Account in respect of interest included in the Outstanding Amount in accordance with the Agreement, for the payment in full of the Outstanding Amount (calculated as of such date) on the Notes; and

          (vii) with respect to any Distribution Date elected by the Trustee on behalf of the Liquidity Provider upon twenty (20) days prior notice (which notice can be given in advance of the expiry of such twenty-four-month period) to MBIA that is a Business Day which is no earlier than twenty-four
     (24) months from the earliest to occur of (1) the date on which an Interest Drawing was made under the Liquidity Facility and remains unreimbursed from payments made by Continental at the end of such twenty-four-month period,
     (2) the date on which any Downgrade Drawing, Non-Extension Drawing or Final Drawing that was deposited into the Cash Collateral Account has been applied to pay any scheduled payment of interest for the Notes (each amount so applied, an "APPLIED DOWNGRADE ADVANCE", "APPLIED NON-EXTENSION ADVANCE" or "APPLIED FINAL ADVANCE", respectively, and together, an "APPLIED PROVIDER ADVANCE") and is not reimbursed from payments made by Continental at the end of such twenty-four-month period and (3) the date on which all of the Notes have been accelerated and remain unpaid by Continental at the end of such twenty-four-month period (in each case, disregarding any reimbursements from payments by the Policy Provider and from proceeds from the sale of the Spare Parts Collateral distributed by the Trustee during such twenty-four-month period), the amount of all outstanding Drawings PLUS accrued interest thereon (as determined pursuant to the Liquidity Facility).

          For the avoidance of doubt, no Deficiency  Amount described in clauses
(i)-(vii) above or payment to be made in respect of an Avoided Payment described below shall constitute an Accelerated or Acceleration payment.

          If any amount paid or required to be paid in respect of the Insured Obligation is voided (a "PREFERENCE EVENT") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and, as a result of such a Preference Event, the Beneficiary, the Liquidity Provider or any Noteholder is required to return such voided payment, or any portion of such voided payment made or to be made in respect of the Notes (including any disgorgement from the Noteholders or the Liquidity Provider resulting from any such Insolvency Proceeding, whether such disgorgement is determined on a theory of preferential conveyance or otherwise) (an "AVOIDED PAYMENT"), MBIA will pay an amount equal to each such Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon receipt by MBIA from the Beneficiary, the Liquidity Provider or such Noteholder of (x) a certified copy of a final (non-appealable) order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Beneficiary, the Liquidity Provider or such Noteholder is required to return any such payment or portion thereof because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "FINAL ORDER"), (y) an assignment, in the form of EXHIBIT D hereto, irrevocably assigning to MBIA all rights and claims of the Beneficiary, the Liquidity Provider or such Noteholder relating to or arising under such Avoided Payment and (z) a Notice of Avoided Payment in the form of EXHIBIT B hereto appropriately completed and executed by the Beneficiary, the Liquidity Provider or such Noteholder. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Beneficiary, the Liquidity Provider or such Noteholder directly unless such Beneficiary, the Liquidity Provider or Noteholder has returned such payment to such receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case such payment shall be disbursed to such Noteholder, Liquidity Provider or the Beneficiary, as the case may be.

          Notwithstanding the foregoing, in no event shall MBIA be obligated to make any payment in respect of any Avoided Payment, which payment represents a payment of the principal amount of the Notes, prior to the time MBIA would have been required to make a payment in respect of such principal pursuant to sub-paragraphs (ii)-(vi) of the definition of Deficiency Amount in this Policy; PROVIDED, FURTHER, that no payment of principal under this Policy on any Distribution Date, other than with respect to an Avoided Payment, shall exceed the Net Principal Policy Amount (as defined below) for such Distribution Date; PROVIDED, FURTHER, that no payment, other than with respect to an Avoided Payment, of a Deficiency Amount (not including any payment of accrued interest on the outstanding Advances of the Liquidity Provider pursuant to sub-paragraph
(vii) under this Policy) shall be in excess of the then outstanding principal balance of the Notes and accrued and unpaid interest thereon at the Debt Rate (calculated assuming that Continental will not cure the Default in the payment of interest). This Policy does not cover (i) any premium, break amount, prepayment penalty or other accelerated payment, which at any time may become due on or with respect to any Note, (ii) shortfalls, if any, attributable to the liability of the Trustee, for withholding taxes, if any (including interest and penalties in respect of any such liability) or (iii) any failure of the Trustee to make any payment due to the Noteholders.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture (the "AGREEMENT"), dated as of December 6, 2002, among MBIA, as Policy Provider, Continental, Morgan Stanley Capital Services Inc., as Liquidity Provider, and the Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been executed, or otherwise approved in writing, by MBIA.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or other day on which insurance companies in New York, New York or commercial banking institutions in the cities in which the corporate trust office of the Trustee, the Fiscal Agent (as defined herein) or the office of MBIA specified in this Policy are located are authorized or obligated by law or executive order to close.

          "CONTINENTAL" means Continental Airlines, Inc.

          "ELECTION DISTRIBUTION DATE" shall mean any Distribution Date established by the Trustee upon 20 days' notice to the Policy Provider by reason of the occurrence and continuation of a Policy Provider Default occurring after a Policy Provider Election.

          "FINAL LEGAL MATURITY DATE" shall mean December 6, 2009.

          "INSOLVENCY PROCEEDING" means the commencement, after the date hereof, of any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against Continental or any Liquidity Provider and the commencement, after the date hereof, of any proceedings by Continental or any Liquidity Provider for the winding up or liquidation of its affairs or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver, or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to Continental or any Liquidity Provider.

          "INSURANCE AGREEMENT" shall mean the Insurance and Indemnity Agreement (as may be amended, modified or supplemented from time to time), dated as of December 6, 2002 by and among MBIA, Continental and the Trustee.

          "INSURED AMOUNTS" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

          "NET PRINCIPAL POLICY AMOUNT" shall mean the aggregate principal balance of the Notes as of the Closing Date MINUS all amounts previously drawn on this Policy with respect to principal.

          "NONPAYMENT" shall mean, with respect to any Distribution Date, a Deficiency Amount owing to the Trustee for distribution to the Noteholders or the Liquidity Provider.

          "NOTEHOLDER" shall mean any person who is the registered owner or beneficial owner of any of the Notes and who, on the applicable Distribution Date, is entitled under the terms of the Notes to payment thereunder.

          "NOTICE OF AVOIDED PAYMENT" shall mean the notice, substantially in the form of EXHIBIT B hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax number set forth in this Policy, and specifying the Avoided Payment which shall be due and owing on the applicable Distribution Date.

          "NOTICE OF NONPAYMENT" shall mean the notice, substantially in the form of EXHIBIT A hereto, delivered pursuant to this Policy and sent to the contact person at the address and/or fax numbers set forth in this Policy specifying the Insured Amount which shall be due and owing to the Trustee for distribution to the Noteholders or, in the case of a Deficiency Amount under clause (vii) of the definition of "Deficiency Amount", the Liquidity Provider on the applicable Distribution Date.

          "POLICY PROVIDER ELECTION" shall mean a notice given by MBIA when no Policy Provider Default shall have occurred and be continuing, stating that MBIA elects to make payments of Deficiency Amounts as defined under the proviso to clause (iii) of the definition of Deficiency Amount in lieu of applying clause
(iii) (without the proviso) of the definition of Deficiency Amount, which notice shall be given to the Trustee not less than ten (10) days prior to the Distribution Date established for payment of a Deficiency Amount under clause
(iii) of the definition thereof.

          Payment of amounts hereunder shall be made in immediately available funds (x) with respect to Deficiency Amounts no later than 3:00 p.m., New York City time, on the later of (a) the relevant Distribution Date and (b) the Business Day of presentation to Wilmington Trust Company, as fiscal agent for MBIA or any successor fiscal agent appointed by MBIA (the "FISCAL AGENT"), of a Notice of Nonpayment, appropriately completed and executed by the Beneficiary (if such Notice of Nonpayment is received by 1:00 p.m. on such day), and (y) with respect to Avoided Payments, prior to 3:00 p.m. New York City time (i) in the case of any Noteholder, on the third Business Day following MBIA's receipt of the documents required under clauses (x) through (z) of the third paragraph of this Policy and (ii) in the case of the Liquidity Provider, on the Distribution Date determined as provided above and PROVIDED that MBIA has received such documents as referred to in (i) above at least three Business Days prior to such Distribution Date. Any such documents received by MBIA after 1:00 p.m. New York City time on any Business Day or on any day that is not a Business Day shall be deemed to have been received by MBIA prior to 1:00 p.m. on the next succeeding Business Day. All payments made by MBIA hereunder in respect of Avoided Payments will be made with MBIA's own funds. A Notice of Nonpayment or Notice of Avoided Payment under this Policy may be presented to the Fiscal Agent on any Business Day by (a) delivery of the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its address set forth below, or
(b) facsimile transmission of the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its facsimile number set forth below. If presentation is made by facsimile transmission, the Beneficiary shall (i) simultaneously confirm transmission by telephone to the Fiscal Agent at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice of Nonpayment or Notice of Avoided Payment to the Fiscal Agent at its address set forth below. Each Notice of Nonpayment or Notice of Avoided Payment shall be delivered by facsimile and mail to MBIA simultaneously with its delivery to the Fiscal Agent.

          If any Notice of Nonpayment or Notice of Avoided Payment received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Fiscal Agent, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Beneficiary, and the Beneficiary may submit an amended Notice of Nonpayment or Notice of Avoided Payment, as the case may be.

          Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee for the benefit of the Noteholders or the Liquidity Provider by wire transfer of immediately available funds in the amount of such payment. Other than amounts payable in respect of Avoided Payments, MBIA's obligations under this Policy shall be discharged to the extent funds to be applied to pay the Insured Obligations under and in accordance with the Indenture are received by the Trustee (including funds disbursed by MBIA as provided in this Policy and received by the Trustee) whether or not such funds are properly applied by the Trustee. MBIA's obligations to make payments in respect of any Avoided Payments shall be discharged to the extent such payments are made by MBIA hereunder and are received by the Trustee, the applicable Noteholder, the Liquidity Provider or the receiver, conservator, debtor-in-possession or trustee in bankruptcy as applicable, whether or not such payments are properly applied by the Trustee.

          The Fiscal Agent is the agent of MBIA only, and the Fiscal Agent shall in no event be liable to Noteholders for any acts of the Fiscal Agent or any failure of MBIA to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

          Any notice hereunder delivered to the Fiscal Agent or MBIA may be made at the address listed below for the Fiscal Agent or MBIA or such other address as MBIA shall specify in writing to the Trustee.

          The notice address of the Fiscal Agent is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, Facsimile: (302) 636-4140, Telephone: (302) 651-1000.

          All   notices,    presentations,    transmissions,    deliveries   and
communications made by the Beneficiary to MBIA with respect to this Policy shall specifically refer to the number of this Policy and shall be made to MBIA at:

               MBIA Insurance Corporation
               113 King Street
               Armonk, NY  10504
               Attention:    Insured Portfolio Management,
                             Structured Finance
               Telephone:    (914) 273-4949
               Facsimile:    (914) 765-3163

or such other address, telephone number or facsimile number as MBIA may designate to the Beneficiary in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by MBIA.

          To the extent and in the manner specified in the Indenture, MBIA shall be subrogated to the rights of each Noteholder and the Liquidity Provider, as the case may be, to receive payments under the Notes to the extent of any payment made by it hereunder.

          This Policy is neither transferable nor assignable, in whole or in part, except to a successor Trustee duly appointed and qualified under the Agreement. Such transfer and assignment shall be effective upon receipt by MBIA of a copy of the instrument effecting such transfer and assignment signed by the transferor and by the transferee, and a certificate, properly completed and signed by the transferor and the transferee, in the form of EXHIBIT C hereto (which shall be conclusive evidence of such transfer and assignment), and, in such case, the transferee instead of the transferor shall, without the necessity of further action, be entitled to all the benefits of and rights under this Policy in the transferor's place, PROVIDED THAT, in such case, the Notice of Nonpayment presented hereunder shall be a certificate of the transferee and shall be signed by one who states therein that he is a duly authorized officer of the transferee.

          There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of MBIA, in accordance with the definition of Deficiency Amount in this Policy.

          This Policy shall terminate and the obligations of MBIA hereunder shall be discharged on the day (the "TERMINATION DATE") which is one year and one day following the Distribution Date upon which the Outstanding Amount of the Notes is paid in full. The foregoing notwithstanding, if an Insolvency Proceeding is existing during the one year and one day period set forth above, then this Policy and MBIA's obligations hereunder shall terminate on the later of (i) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and
(ii) the date on which MBIA has made all payments required to be made under the terms of this Policy in respect of Avoided Payments.

          This Policy is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

          This Policy sets forth in full the undertaking of MBIA, and, except as expressly provided in the Insurance Agreement and the Agreement, shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment to any other agreement or instrument, or by the merger, consolidation or dissolution of Continental or any other Person and may not be canceled or revoked by MBIA prior to the time it is terminated in accordance with the express terms hereof. The Premium on this Policy is not refundable for any reason.

          This Policy shall be returned to MBIA upon termination.

          THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

          IN WITNESS WHEREOF, MBIA has caused this Policy to be duly executed on the date first written above.


                                                MBIA INSURANCE CORPORATION


                                                --------------------------------
                                                President


                                                --------------------------------
                                                Assistant Secretary

                                                EXHIBIT A TO POLICY NUMBER 39753

                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS

                                                 Date:    [____________]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention:     Insured Portfolio Management,
               Structured Finance
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
Attention:     Corporate Trust Administration

                  Reference is made to Policy No. 39753, dated December 6, 2002 (the "POLICY"), issued by MBIA Insurance Corporation ("MBIA") with respect to the $200,000,000 Continental Airlines Floating Rate Secured Notes due 2007. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

          The Trustee hereby certifies as follows:

               1. The Trustee is the trustee under the Agreement.

               2.  The  relevant   Distribution   Date  is  [__________].   Such
     Distribution Date is a [Scheduled Payment Date, a Non-Performance Payment Date, an Election Distribution Date or the Final Legal Maturity Date].

          [3. Payment of accrued and unpaid interest on the Notes at the Debt Rate on the outstanding principal balance of the Notes accrued to such Distribution Date which is a Scheduled Payment Date as determined pursuant to paragraph (i) of the definition of "Deficiency Amount" in the Policy is an amount equal to $____________.]

          [3. The amount determined for payment to the Noteholders pursuant to paragraph (ii) of the definition of "Deficiency Amount" in the Policy on such Distribution Date in respect of the outstanding principal balance of such Notes and accrued and unpaid interest at the Debt Rate for the Notes is $____________.]

          [3. The Trustee has not received a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Noteholders pursuant to paragraph (iii) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Non-Performance Payment Date in respect of the outstanding principal balance of the Notes and accrued and unpaid interest accrued thereon at the Debt Rate for the Notes is $________.]

          [3. The Trustee has received a timely Policy Provider Election pursuant to the Policy and the amount determined for payment to the Noteholders pursuant to the provision in paragraph (iii)(A) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Non-Performance Payment Date in respect of accrued interest at the Debt Rate for the Notes payable but not paid on the Notes is $_________.]

          [3. The Trustee has received a timely Policy Provider Election pursuant to the Policy, no Election Distribution Date has been established pursuant to the Policy, no Distribution Date has been established pursuant to clause (iv) of the definition of "Deficiency Amount" and the amount determined for payment to the Noteholders pursuant to paragraph (iii)(B) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is a Scheduled Payment Date in respect of scheduled interest (without regard to any Acceleration thereof) payable at the Debt Rate for the Notes due on such Distribution Date on the Notes is $____________] [and on the Distribution Date which is the Final Scheduled Payment Date in respect of scheduled principal payable on the Notes on such Distribution Date is $_____________].]

          [3. The Trustee has received a timely Policy Provider Election pursuant to the Policy, the Distribution Date related hereto is a Business Day elected by MBIA upon 20 days prior notice and the amount determined for payment to the Noteholders pursuant to paragraph (iv) of the definition of "Deficiency Amount" in the Policy in respect of outstanding principal on the Notes and accrued and unpaid interest thereon at the Debt Rate is $__________.]

          [3. The amount determined for payment to the Noteholders pursuant to paragraph (v) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is an Election Distribution Date in respect of the outstanding principal balance of the Notes and accrued and unpaid interest thereon at the Debt Rate for the Notes as of such Election Distribution Date is $___________.]

          [3. The amount determined for payment to the Noteholders pursuant to paragraph (vi) of the definition of "Deficiency Amount" in the Policy on the Distribution Date which is the Final Legal Maturity Date in respect of payment in full of the Outstanding Amount of the Notes is $__________.]

          [3. The amount determined for payment to the Liquidity Provider pursuant to paragraph (vii) of the definition of "Deficiency Amount" in the Policy on the Distribution Date elected by the Trustee on behalf of the Liquidity Provider upon twenty (20) days prior notice to MBIA is $___________.]

          4. The sum of $_________________ is the Insured Amount that is due.

          5. The Trustee has not heretofore made a demand for the Insured Amount in respect of such Distribution Date.

          6. The Trustee hereby requests payment of such Insured Amount that is due for payment be made by MBIA under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

               [_____]
               ABA #:  [_____]
               Acct #: [_____]
               FBO:    [_____]
               [Policy Account number]

          7. The Trustee hereby agrees that, following receipt of the Insured Amount from MBIA, it shall (a) cause such funds to be deposited in the Policy Account and not permit such funds to be held in any other account, (b) cause such funds paid by MBIA pursuant to paragraphs (i) through (vi) of the Policy to be paid to the Trustee for distribution to the Noteholders in payment of interest on, or principal of, the Notes (as applicable) and not apply such funds for any other purpose, (c) cause such funds paid by MBIA pursuant to paragraph
(vii) of the Policy to be paid to the Liquidity Provider for reimbursement of payments made by the Liquidity Provider with respect to the Notes and (d) maintain an accurate record of such payments with respect to the Notes and the corresponding claim on the Policy and proceeds thereof.


                                       WILMINGTON TRUST COMPANY,
                                         as Trustee



                                       By:
                                             -----------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                                EXHIBIT B TO POLICY NUMBER 39753

                      NOTICE OF AVOIDED PAYMENT AND DEMAND
                         FOR PAYMENT OF AVOIDED PAYMENTS

                                                 Date:    [____________]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention:     Insured Portfolio Management,
               Structured Finance

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890-0001
Attention:    Corporate Trust Administration

          Reference is made to Policy No. 39753, dated December 6, 2002 (the "POLICY"), issued by MBIA Insurance Corporation ("MBIA") with respect to the $200,000,000 Continental Airlines Floating Rate Secured Notes due 2007. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Policy unless the context otherwise requires.

          The   [Noteholder/Trustee/Liquidity   Provider]  hereby  certifies  as
follows:

          1. The Trustee is the trustee under the Agreement.

          [2. The Trustee has established ______________ as a Distribution Date pursuant to the Agreement for amounts claimed hereunder.]

          3. A Final Order providing for the recovery of an Avoided Payment of $________________ has been issued.

          4. $_________________ of the amount set forth in item No. 3 above has been paid by the [Noteholder/Trustee/Liquidity Provider] and $_________________ is required to be paid to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order.

          5. The [Noteholder/Trustee/Liquidity Provider] has not heretofore made a demand for such Avoided Payment.

          6. The [Noteholder/Trustee/Liquidity Provider] has delivered to MBIA or has attached hereto all documents required by the Policy to be delivered in connection with such Avoided Payment.

          [7. The [Noteholder/Trustee] hereby requests that payment of $______________ of such Avoided Payment be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and $________________ of such Avoided Payment be paid to the [Noteholder] [Trustee for distribution to the Noteholder], in each case, by MBIA under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

          For  the   portion   to  be  paid   to  the   receiver,   conservator,
debtor-in-possession or trustee, to ________________:

               ABA #:  [_____]
               Acct #: [_____]
               FBO:    [_____]

          [relevant account number]

          For the portion to be paid to the [Noteholder/Trustee]:

               ABA #:  [_____]
               Acct #: [_____]
               FBO:    [_____]

          [Policy Account Number]]


     [7. The Liquidity Provider hereby requests that payment of $____________ of such Avoided Payment be made to the Liquidity Provider by MBIA under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

               [____________]:

               ABA #     [  ]
               Acct #    [  ]
               FBO:      [  ]

     [relevant account number]]

                                       [Name of Trustee]


                                       By:
                                              ----------------------------------
                                       Name:
                                       Title: (Officer)

                                                EXHIBIT C TO POLICY NUMBER 39753

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention:     Insured Portfolio Management, Structured Finance

Dear Sirs:

          Reference is made to that certain Policy, Number 39753, dated December 6, 2002 (the "POLICY"), which has been issued by MBIA Insurance Corporation in favor of the Trustee with respect to the $200,000,000 Continental Airlines Floating Rate Secured Notes due 2007.

          The undersigned [Name of Transferor] has transferred and assigned (and hereby confirms to you said transfer and assignment) all of its rights in and under said Policy to [Name of Transferee] and confirms that [Name of Transferor] no longer has any rights under or interest in said Policy.

          Transferor and Transferee have indicated on the face of said Policy that it has been transferred and assigned to Transferee.

          Transferee hereby certifies that it is a duly authorized transferee under the terms of said Policy and is accordingly entitled, upon presentation of the document(s) called for therein, to receive payment thereunder.



                                                --------------------------------
                                                [Name of Transferor]



                                                  By:
                                                     ---------------------------
                                                  [Name and Title of Authorized
                                                  Officer of Transferor]

                                                EXHIBIT D TO POLICY NUMBER 39753

                               FORM OF ASSIGNMENT

          Reference is made to that certain Policy No. 39753, dated December 6, 2002 (the "POLICY"), issued by MBIA Insurance Corporation ("MBIA") relating to the $200,000,000 Continental Airlines Floating Rate Secured Notes due 2007. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy as incorporated by reference therein. In connection with the Avoided Payment of [$_________] paid by the undersigned (the "[NOTEHOLDER/BENEFICIARY/Liquidity Provider]") on [______] and the payment by MBIA in respect of such Avoided Payment pursuant to the Policy, the [Noteholder/Beneficiary/Liquidity Provider] hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers to MBIA all of such [Noteholder's/Beneficiary's/Liquidity Provider's] rights, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the [Noteholder/Beneficiary/Liquidity Provider] now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The [Noteholder/Beneficiary/Liquidity Provider] represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such [Noteholder/Beneficiary/Liquidity Provider].<F1>


                                     [Noteholder/Beneficiary/Liquidity Provider]
                                     WILMINGTON TRUST COMPANY,
                                     as Trustee



                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:


--------
<F1>
In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the [Noteholder's/Beneficiary's/Liquidity Provider's] right, title and interest in such rights and claims, the [Noteholder/Beneficiary/Liquidity Provider] and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.